UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2005 (January 5, 2005)

SYMBION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50574 (Commission File Number)	62-1625480 (IRS Employer Identification No.)

40 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215
(Address of principal executive offices) (Zip Code)

(615) 234-5900
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On January 5, 2005, the Compensation Committee of the Board of Directors of Symbion, Inc. (the “Company”) adopted a Supplemental Executive Retirement Plan (the “SERP”) and established a program through which certain officers and other employees of the Company may purchase restricted shares of the Company’s common stock under the Company’s Stock Incentive Plan (the “Stock Purchase Program”). In addition, the Compensation Committee granted shares of restricted stock and options to purchase shares of the Company’s common stock to certain of the Company’s officers and other employees.

Supplemental Executive Retirement Plan

     The SERP is a nonqualified deferred compensation program for officers of the Company and other key executives determined by the Compensation Committee. The SERP is designed and administered in accordance with the requirements of the Internal Revenue Code to defer the taxation on compensation earned by participating employees. Participating employees can elect to defer up to 25% of their base salary and up to 100% of their year-end bonus. For employees who contribute at least 2% of their base salary, the Company will contribute 2% of the employee’s base salary. The Company in its discretion may make additional contributions based on achievement of performance goals or other Company objectives. Employee contributions pursuant to the SERP are 100% vested at all times. Company contributions become vested one year after contribution, and immediately upon death, disability or change in control of the Company. Participating employees will direct the investment of their accounts in mutual funds and/or other appropriate investment media selected by the Company. Assets invested pursuant to the SERP are designated for paying SERP benefits but are subject to the claims of the Company’s creditors.

Stock Purchase Program

     Under the Stock Purchase Program, officers of the Company and other employees determined by the Compensation Committee may elect to purchase restricted shares of the Company’s common stock under the Company’s Stock Incentive Plan. Recipients may use up to 100% of the year-end cash bonus they would otherwise receive to purchase the restricted stock. The purchase price will be the market price of the Company’s common stock, as reported on the Nasdaq National Market, on the date of purchase less a 20% discount. The purchase will occur, and shares will be issued, as of the date that annual cash bonuses otherwise would have been paid. The shares vest one year after the date of purchase, or immediately upon death, disability or a change of control of the Company. Generally, the shares will be forfeited to the Company if employment terminates prior to vesting.

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Grant of Restricted Stock

     On January 5, 2005, the Compensation Committee granted certain of the Company’s officers an aggregate of 132,500 restricted shares of the Company’s common stock under the Company’s Stock Incentive Plan. The shares of restricted stock become vested on the dates and in the increments specified below until fully vested, provided that the employee continues to be employed by the Company or an affiliate on such vesting dates:

Vesting Date	Percentage of Award Vested
January 5, 2006	2.5%
January 5, 2007	An additional 20%
January 5, 2008	An additional 25%
January 5, 2009	An additional 25%
January 5, 2010	An additional 27.5%

     Each individual’s grant of restricted stock under the Stock Incentive Plan was made pursuant to a Restricted Stock Agreement, the form of which is filed herewith as Exhibit 99.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

99	Form of Restricted Stock Agreement under the Company’s Stock Incentive Plan

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2005	SYMBION, INC.

	By:	/s/ Kenneth C. Mitchell

Kenneth C. Mitchell Chief Financial Officer and Senior Vice President of Finance

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Exhibit Index

Exhibit Number	Description
99	Form of Restricted Stock Agreement under the Company’s Incentive Stock Plan